As filed with the Securities and Exchange Commission on March 24, 2009

Registration No. 333-133722

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN TIRE DISTRIBUTORS, INC.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

5014

(Primary Standard Industrial Classification Number)

59-3796143

(I.R.S. Employer Identification Number)

12200 Herbert Wayne Court

Suite 150

Huntersville, NC 28078

(704) 992-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Michael Gaither

Corporate Secretary

American Tire Distributors, Inc.

12200 Herbert Wayne Court

Suite 150

Huntersville, NC 28078

(704) 632-2110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

E. Michael Greaney, Esq.

Sean P. Griffiths, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Tel. (212) 351-4000

Fax (212) 351-4035

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer  ☐     Accelerated filer  ☐     Non-accelerated filer  ☒ (Do not check if a smaller reporting company)

Smaller reporting company  ☐

DEREGISTRATION OF SECURITIES

On May 1, 2006, American Tire Distributors, Inc., a Delaware corporation (“ATD” or the “Registrant”), filed a Registration Statement on Form S-1 (File No. 333-133722) as amended by Amendment No. 1 filed on May 12, 2006 (as amended, the “Registration Statement”) pertaining to the registration of $96,400,000 principal amount of ATD Senior Floating Rate Notes due 2012 (the “Notes”) and the Guarantees (the “Guarantees”) of the Notes by American Tire Distributors Holdings, Inc., a Delaware corporation. The Registration Statement was declared effective on May 12, 2006. The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement pursuant to a registration rights agreement, dated as of March 31, 2005, among ATD, Banc of America Securities LLC, Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC, as the initial purchasers, has terminated, and the Registrant is terminating all offerings of Notes and the related Guarantees pursuant to the Registration Statement. In accordance with the undertaking made by the Registrant in Part II, Item 17(3) of the Registration Statement (pursuant to Item 512(a)(3) of Regulation S-K) to remove from registration, by means of a post-effective amendment, any securities of the Registrant that remain unsold at the termination of the offering, the Registrant hereby removes from registration all Notes and Guarantees registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntersville, State of North Carolina, on this 23rd day of March, 2009.

AMERICAN TIRE DISTRIBUTORS, INC.

By:	/S/ RICHARD P. JOHNSON
Richard P. Johnson
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ WILLIAM E. BERRY William E. Berry	President and Chief Operating Officer	March 23, 2009

/S/ J. MICHAEL GAITHER J. Michael Gaither	Executive Vice President, General Counsel and Secretary	March 23, 2009

/S/ DAVID L. DYCKMAN David L. Dyckman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2009

/S/ RICHARD P. JOHNSON Richard P. Johnson	Director and Chairman and Chief Executive Officer	March 23, 2009

/S/ DAVID TAYEH David Tayeh	Director	March 24, 2009

/S/ DONALD HARDIE Donald Hardie	Director	March 23, 2009

/S/ JAMES HARDYMON James Hardymon	Director	March 23, 2009

/S/ RANDY PEELER Randy Peeler	Director	March 24, 2009

/S/ JOEL BECKMAN Joel Beckman	Director	March 23, 2009

/S/ JOSEPH P. DONLAN Joseph P. Donlan	Director	March 23, 2009

/S/ JAMES M. MICALI James M. Micali	Director	March 23, 2009

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